EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Alpharma Inc.
Fort Lee, New Jersey 07024
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2007, relating to the consolidated financial statements, and the effectiveness of Alpharma Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York
March 14, 2007